Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

PRESIDIO PRODUCTION COMPANY

ARTICLE I.
MEETINGS OF STOCKHOLDERS

Section 1.1. Place of Meetings. Meetings of the stockholders of Presidio Production Company (the “Corporation”) shall be held at such time and place, if any, either within or without the State of Delaware, as shall be designated from time to time by the board of directors of the Corporation (the “Board”). The Board may, in its sole discretion, determine that a meeting shall not be held at any place, but shall instead be held solely by means of remote communication in accordance with Section 211(a) of the General Corporation Law of the State of Delaware, as amended (the “DGCL”).

Section 1.2. Annual Meetings. The annual meeting of stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly be brought before the meeting in accordance with these amended and restated bylaws of the Corporation (as amended, restated or amended and restated from time to time in accordance with the provisions hereof, these “Bylaws”) shall be held on such date and at such time as may be designated from time to time by the Board. The Board may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board.

Section 1.3. Special Meetings. Unless otherwise required by law or by the certificate of incorporation of the Corporation (including the terms of any certificate of designation with respect to any series of preferred stock), as amended, restated or amended and restated from time to time (the “Certificate of Incorporation”), special meetings of the stockholders of the Corporation, for any purpose or purposes, may be called only by the Chairperson of the Board, the chief executive officer of the Corporation or the Board, and the ability of the stockholders of the Corporation to call a special meeting of stockholders is hereby specifically denied. At a special meeting of stockholders, only such business shall be conducted as shall be specified in the notice of meeting. The Chairperson of the Board or the Board may postpone, reschedule or cancel any special meeting of stockholders previously called by any of them.

Section 1.4. Notice. Whenever stockholders of the Corporation are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and time of the meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by law or the Certificate of Incorporation, written notice of any meeting shall be given either personally, by mail or by electronic transmission (as defined below) (if permitted under the circumstances by the DGCL) not less than ten nor more than 60 days before the date of the meeting, by or at the direction of the Chairperson of the Board, the Chief Executive Officer or the Board, to each stockholder entitled to vote at such meeting as of the record date for determining stockholders entitled to notice of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at the stockholder’s address as it appears on the stock transfer books of the Corporation. If notice is given by means of electronic transmission, such notice shall be deemed to be given at the times provided in the DGCL. Any stockholder may waive notice of any meeting before or after the meeting. The attendance of a stockholder at any meeting shall constitute a waiver of notice of such meeting, except where the stockholder attends the meeting for the express purpose of objecting, and does so object, at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. For the purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 1.5. Adjournments. Any meeting of stockholders of the Corporation may be adjourned or recessed from time to time to reconvene at the same or some other place, if any, by holders of a majority of the voting power of the Corporation’s capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, though less than a quorum, or by any officer entitled to preside at or to act as secretary of such meeting, and notice need not be given of any such adjourned or recessed meeting (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication) if the time and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person or represented by proxy and vote at such adjourned or recessed meeting, are (a) announced at the meeting at which the adjournment or recess is taken, (b) displayed during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (c) set forth in the notice of meeting given in accordance with these Bylaws. At the adjourned or recessed meeting, the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, notice of the adjourned meeting in accordance with the requirements of Section 1.4 of these Bylaws shall be given to each stockholder of record entitled to vote at the meeting. If, after the adjournment, a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.

Section 1.6. Quorum. Unless otherwise required by applicable law or the Certificate of Incorporation, the holders of a majority of the voting power of the Corporation’s then outstanding shares of capital stock issued and entitled to vote thereat, present in person, present by means of remote communication, if any, or represented by proxy, shall constitute a quorum at a meeting of stockholders. Where a separate vote by a class or classes or series is required, a majority of the voting power of the shares of such class or classes or series present in person, present by means of remote communication, if any, or represented by proxy shall constitute a quorum entitled to take action with respect to such vote. If a quorum shall not be present or represented at any meeting of stockholders, either the chairperson of the meeting or the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Section 1.5 of these Bylaws, until a quorum shall be present or represented. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

Section 1.7. Voting.

(a) General. Except as provided in the Certificate of Incorporation, every stockholder having the right to vote shall have one vote for each share of stock having voting power registered in such stockholder’s name on the books of the Corporation. Such votes may be cast in person, by means of remote communication (if any) or by proxy as provided in Section 1.10 of these Bylaws. The Board, in its discretion, or the person presiding at a meeting of stockholders, in such person’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

(b) Matters Other Than Election of Directors. Any matter brought before any meeting of stockholders of the Corporation, other than the election of directors, shall be decided by the affirmative vote of the holders of a majority of the voting power of the Corporation’s capital stock present in person, present by means of remote communication, if any, or represented by proxy at the meeting and entitled to vote on such matter, voting as a single class, unless the matter is one upon which, by express provision of law, the Certificate of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such matter.

(c) Election of Directors. Subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, directors shall be elected by a plurality of the votes cast by the holders of shares of stock entitled to vote in the election of directors at a meeting of stockholders at which a quorum is present.

Section 1.8. Voting of Stock of Certain Holders. Shares of stock of the Corporation standing in the name of another corporation or entity, domestic or foreign, and entitled to vote may be voted by such officer, agent or proxy as the bylaws or other internal regulations of such corporation or entity may prescribe or, in the absence of such provision, as the board of directors or comparable body of such corporation or entity may determine. Shares of stock of the Corporation standing in the name of a deceased person, a minor, an incompetent or a debtor in a case under Title 11, United States Code, and entitled to vote may be voted by an administrator, executor, guardian, conservator, debtor-in-possession or trustee, as the case may be, either in person or by proxy, without transfer of such shares into the name of the official or other person so voting. A stockholder whose shares of stock of the Corporation are pledged shall be entitled to vote such shares, unless on the transfer records of the Corporation such stockholder has expressly empowered the pledgee to vote such shares, in which case only the pledgee, or the pledgee’s proxy, may vote such shares.

Section 1.9. Treasury Stock. Shares of stock of the Corporation belonging to the Corporation, or to another corporation a majority of the shares entitled to vote in the election of directors of which are held by the Corporation, shall not be voted at any meeting of stockholders of the Corporation and shall not be counted in the total number of outstanding shares for the purpose of determining whether a quorum is present. Nothing in this Section 1.9 shall limit the right of the Corporation to vote shares of stock of the Corporation held by it in a fiduciary capacity.

Section 1.10. Proxies. Each stockholder entitled to vote at a meeting of stockholders of the Corporation may authorize another person or persons to act for such stockholder by proxy filed with the Secretary before or at the time of the meeting. No such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. Any stockholder directly or indirectly soliciting proxies from other stockholders may use any proxy card color other than white, which shall be reserved for exclusive use of the Board.

Section 1.11. No Consent of Stockholders in Lieu of Meeting. Except as otherwise expressly provided by the terms of any series of preferred stock permitting the holders of such series of preferred stock to act by written consent or as provided by the terms of the Certificate of Incorporation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation, and, as specified by the Certificate of Incorporation, the ability of the stockholders to consent in writing to the taking of any action is specifically denied.

Section 1.12. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make or have prepared and made, at least ten days before every meeting of stockholders of the Corporation, a complete list of the stockholders entitled to vote at the meeting (provided, however, that if the record date for determining the stockholders entitled to vote is less than ten days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing in this Section 1.12 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten days ending on the day before the meeting date: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.

Section 1.13. Record Date. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders of the Corporation or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 days nor less than ten days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, but the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 1.13 at the adjourned meeting.

Section 1.14. Organization and Conduct of Meetings. The Chairperson of the Board shall act as chairperson of meetings of stockholders of the Corporation. The Board may designate any director or officer of the Corporation to act as chairperson of any meeting in the absence of the Chairperson of the Board, and only the Board may further provide for determining who shall act as chairperson of any meeting of stockholders in the absence of the Chairperson of the Board and such designee. The Board may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board, the chairperson of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are necessary, appropriate or convenient for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairperson of the meeting, may include the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules, regulations and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized proxies or such other persons as the chairperson of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement of the meeting; (f) limitations on the time allotted to questions or comments by participants; (g) removal of any stockholder or any other individual who refuses to comply with meeting rules, regulations or procedures; (h) the conclusion, recess or adjournment of the meeting, regardless of whether a quorum is present, to a later date and time and at a place, if any, announced at the meeting; (i) restrictions on the use of audio and video recording devices, cell phones and other electronic devices; (j) rules, regulations or procedures for compliance with any state or local laws or regulations including those concerning safety, health and security; (k) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting and (l) any rules, regulations or procedures as the chairperson may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting, whether such meeting is to be held at a designated place or solely by means of remote communication. The Board or the chairperson of a stockholder meeting, in addition to making any other determinations that may be appropriate regarding the conduct of the meeting, shall determine and declare to the meeting that a matter of business was not properly brought before the meeting, and, if the chairperson (or the Board) should so determine, the chairperson (or the Board) shall so declare to the meeting and any such matter of business not properly brought before the meeting shall not be transacted or considered. Except to the extent determined by the Board or the person presiding at the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 1.15. Inspectors of Election. In advance of any meeting of stockholders of the Corporation, the Chairperson of the Board, the Chief Executive Officer or the Board, by resolution, shall appoint one or more inspectors to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairperson of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by applicable law.

Section 1.16. Notice of Stockholder Proposals and Director Nominations.

(a) Annual Meetings of Stockholders. Nominations of persons for election to the Board and the proposal of business other than nominations to be considered by the stockholders may be made at an annual meeting of stockholders only: (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto) with respect to such annual meeting given by or at the direction of the Board (or any duly authorized committee thereof), (ii) as otherwise properly brought before such annual meeting by or at the direction of the Board (or any duly authorized committee thereof), or (iii) by any stockholder of the Corporation who (A) is a stockholder of record at the time of the giving of the notice provided for in this Section 1.16 through the date of such annual meeting, (B) is entitled to vote at such annual meeting and (C) complies with the notice procedures set forth in this Section 1.16. For the avoidance of doubt, compliance with the foregoing clause (iii) shall be the exclusive means for a stockholder to make nominations, or to propose any other business (other than a proposal included in the Corporation’s proxy materials pursuant to and in compliance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”)), at an annual meeting of stockholders.

(b) Timing of Notice for Annual Meetings. In addition to any other applicable requirements, for nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to Section 1.16(a)(iii) above, the stockholder must have given timely notice thereof in proper written form to the Secretary, and, in the case of business other than nominations, such business must be a proper matter for stockholder action. To be timely, such notice must be received by the Secretary at the principal executive offices of the Corporation not later than the Close of Business on the 90th day, or earlier than the 120th day, prior to the first anniversary of the date of the preceding year’s annual meeting of stockholders (which prior year’s annual meeting shall, for purposes of the Corporation’s first annual meeting of stockholders held in 2026, if any, be deemed to have occurred on May 15, 2025); provided, however, if the date of the annual meeting of stockholders is more than 30 days prior to, or more than 60 days after, the first anniversary of the date of the preceding year’s annual meeting or if no annual meeting was held in the preceding year, to be timely, a stockholder’s notice must be so received not earlier than the 120th day prior to such annual meeting and not later than the Close of Business on the later of (i) the 90th day prior to such annual meeting and (ii) the tenth day following the day on which Public Disclosure (as defined below) of the date of the meeting is first made by the Corporation. In no event shall the adjournment, recess, postponement, judicial stay or rescheduling of an annual meeting (or the Public Disclosure thereof) commence a new time period (or extend any time period) for the giving of notice as described above.

(c) Form of Notice. To be in proper written form, the notice of any stockholder of record giving notice under this Section 1.16 (each, a “Noticing Party”) must set forth:

(i) as to each person whom such Noticing Party proposes to nominate for election or reelection as a director (each, a “Proposed Nominee”), if any:

(A) the name, age, business address and residential address of such Proposed Nominee;

(B) the principal occupation and employment of such Proposed Nominee;

(C) a written questionnaire with respect to the background and qualifications of such Proposed Nominee, completed by such Proposed Nominee in the form required by the Corporation (in the form to be provided by the Secretary within ten days after receiving a written request therefor from any stockholder of record identified by name);

(D) a written representation and agreement completed by such Proposed Nominee in the form required by the Corporation (in the form to be provided by the Secretary within ten days after receiving a written request therefor from any stockholder of record identified by name) providing that such Proposed Nominee: (I) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Proposed Nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such Proposed Nominee’s ability to comply, if elected as a director of the Corporation, with such Proposed Nominee’s fiduciary duties under applicable law; (II) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee with respect to the Corporation that has not been disclosed to the Corporation; (III) will, if elected as a director of the Corporation, comply with all applicable rules of any securities exchanges upon which the Corporation’s securities are listed, the Certificate of Incorporation, these Bylaws, all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality, stock ownership and trading policies and all other guidelines and policies of the Corporation generally applicable to directors (which other guidelines and policies will be provided to such Proposed Nominee within five business days after the Secretary receives any written request therefor from such Proposed Nominee), and all applicable fiduciary duties under state law; (IV) consents to being named as a nominee in the Corporation’s proxy statement and form of proxy for the meeting and consents to the public disclosure of information regarding or relating to such Proposed Nominee provided to the Corporation by such Proposed Nominee or otherwise pursuant to these Bylaws; (V) intends to serve a full term as a director of the Corporation, if elected; and (VI) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and that do not and will not omit to state any fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading in any material respect;

(E) a description of all direct and indirect compensation and other material monetary agreements, arrangements or understandings, written or oral, during the past three years, and any other material relationships, between or among such Proposed Nominee, on the one hand, and any Noticing Party or any Stockholder Associated Person (as defined below) (other than such Proposed Nominee), on the other hand, or that such Proposed Nominee knows any of such Proposed Nominee’s Associates (as defined below) has with any Noticing Party or any Stockholder Associated Person, including all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K as if such Noticing Party and any Stockholder Associated Person (other than the Proposed Nominee) were the “registrant” for purposes of such rule and the Proposed Nominee were a director or executive officer of such registrant;

(F) a description of any business or personal interests that would reasonably be expected to place such Proposed Nominee in a potential conflict of interest with the Corporation or any of its subsidiaries;

(G) the date(s) of first contact between the Noticing Party or any Stockholder Associated Person, on the one hand, and the Proposed Nominee, on the other hand, with respect to any proposed nomination(s) of any person(s) (including the Proposed Nominee) for election as a director of the Corporation; and

(H) all other information relating to such Proposed Nominee or such Proposed Nominee’s Associates that would be required to be disclosed in a proxy statement in connection with the solicitation of proxies by such Noticing Party or any Stockholder Associated Person for the election of directors in a contested election pursuant to the Proxy Rules (as defined below);

(ii) as to any other business that such Noticing Party proposes to bring before the meeting:

(A) a description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting;

(B) the text of the proposal or business (including the complete text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Certificate of Incorporation or these Bylaws, the text of the proposed amendment); and

(C) all other information relating to such business that would be required to be disclosed in a proxy statement in connection with the solicitation of proxies by such Noticing Party or any Stockholder Associated Person in support of such proposed business pursuant to the Proxy Rules; and

(iii) as to such Noticing Party and each Stockholder Associated Person:

(A) the name and address of such Noticing Party and each Stockholder Associated Person (including, as applicable, as they appear on the Corporation’s books and records);

(B) the class, series and number of shares of each class or series of capital stock (if any) of the Corporation that are, directly or indirectly, owned beneficially or of record (specifying the type of ownership) by such Noticing Party or any Stockholder Associated Person (including any right to acquire beneficial ownership at any time in the future, whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition) and the date or dates on which such shares were acquired;

(C) the name of each nominee holder for, and number of, any securities of the Corporation owned beneficially but not of record by such Noticing Party or any Stockholder Associated Person and any pledge by such Noticing Party or any Stockholder Associated Person with respect to any of such securities;

(D) (I) a description of all agreements, arrangements or understandings, written or oral (including any derivative or short positions, profit interests, hedging transactions, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, repurchase agreements or arrangements, borrowed or loaned shares and so-called “stock borrowing” agreements or arrangements) that have been entered into by, or on behalf of, such Noticing Party or any Stockholder Associated Person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the price of any securities of the Corporation, or maintain, increase or decrease the voting power of such Noticing Party or any Stockholder Associated Person with respect to securities of the Corporation, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation (any of the foregoing, a “Derivative Instrument”) and (II) all other information relating to Derivative Instruments that would be required to be disclosed in a proxy statement in connection with the solicitation of proxies by such Noticing Party or any Stockholder Associated Person in support of the business proposed by such Noticing Party, if any, or for the election of any Proposed Nominee in a contested election pursuant to the Proxy Rules if the creation, termination or modification of Derivative Instruments were treated the same as trading in the securities of the Corporation under the Proxy Rules;

(E) any substantial interest, direct or indirect (including any existing or prospective commercial, business or contractual relationship with the Corporation), of such Noticing Party or, to the knowledge of such Noticing Party (or the beneficial owner(s) on whose behalf such Noticing Party is submitting a notice to the Corporation), any Stockholder Associated Person in the Corporation or any Affiliate (as defined below) thereof or in the proposed business or nomination(s) to be brought before the meeting by such Noticing Party, other than an interest arising from the ownership of Corporation securities where such Noticing Party or such Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;

(F) a description of all agreements, arrangements or understandings, written or oral, (I) between or among such Noticing Party and any Stockholder Associated Person or (II) between or among such Noticing Party or, to the knowledge of such Noticing Party (or the beneficial owner(s) on whose behalf such Noticing Party is submitting a notice to the Corporation), any Stockholder Associated Person and any other person or entity (naming each such person or entity), in each case, relating to acquiring, holding, voting or disposing of any securities of the Corporation, including any proxy (other than any revocable proxy given in response to a solicitation made pursuant to, and in accordance with, the Proxy Rules by way of a solicitation statement filed on Schedule 14A);

(G) any rights to dividends on the shares of the Corporation owned beneficially by such Noticing Party or any Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation;

(H) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which such Noticing Party or any Stockholder Associated Person (I) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership or (II) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity;

(I) any Derivative Instruments in or beneficial ownership of any securities of (in each case, with a market value of more than $100,000) any competitor of the Corporation identified in Part I, Item 1 of the annual report on Form 10-K or amendment thereto most recently filed by the Corporation with the Securities and Exchange Commission or in Item 8.01 of any current report on Form 8-K filed by the Corporation with the Securities and Exchange Commission thereafter but prior to the tenth day before the deadline for a stockholder’s notice under this Section 1.16 (each, a “Principal Competitor”) held by such Noticing Party or any Stockholder Associated Person;

(J) any direct or indirect interest (other than solely as a result of security ownership) of such Noticing Party or, to the knowledge of such Noticing Party (or the beneficial owner(s) on whose behalf such Noticing Party is submitting a notice to the Corporation), any Stockholder Associated Person in any agreement with the Corporation, any Affiliate of the Corporation or any Principal Competitor (including any employment agreement, collective bargaining agreement or consulting agreement);

(K) a representation that (I) neither such Noticing Party nor any Stockholder Associated Person has breached any agreement, arrangement or understanding with the Corporation except as disclosed to the Corporation pursuant hereto and (II) such Noticing Party and each Stockholder Associated Person has complied, and will comply, with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 1.16;

(L) a description of the investment strategy or objective, if any, of such Noticing Party (or the beneficial owner(s) on whose behalf such Noticing Party is submitting a notice to the Corporation);

(M) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act by such Noticing Party or any Stockholder Associated Person, with respect to the Corporation (regardless of whether such person or entity is actually required to file a Schedule 13D), including a description of any agreement, arrangement or understanding that would be required to be disclosed by such Noticing Party or any Stockholder Associated Person pursuant to Item 5 or Item 6 of Schedule 13D; and

(N) all other information relating to such Noticing Party or any Stockholder Associated Person that would be required to be disclosed in a proxy statement in connection with the solicitation of proxies by such Noticing Party or any Stockholder Associated Person in support of the business proposed by such Noticing Party, if any, or for the election of any Proposed Nominee in a contested election pursuant to the Proxy Rules;

provided, however, that the disclosures described in the foregoing subclauses (A) through (N) shall not include any such disclosures with respect to the ordinary course business activities of any depositary or any broker, dealer, commercial bank, trust company or other nominee who is a Noticing Party solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner (any such entity, an “Exempt Party”).

(iv) a representation that such Noticing Party intends to appear or cause a Qualified Representative (as defined below) of such Noticing Party to appear at the meeting to bring such business before the meeting or nominate any Proposed Nominees, as applicable, and an acknowledgment that, if such Noticing Party (or a Qualified Representative of such Noticing Party) does not appear to present such business or Proposed Nominees, as applicable, at such meeting, the Corporation need not present such business or Proposed Nominees for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation;

(v) a description of any pending or, to the knowledge of such Noticing Party (or the beneficial owner(s) on whose behalf such Noticing Party is submitting a notice to the Corporation), threatened legal proceeding or investigation in which such Noticing Party or any Stockholder Associated Person is a party or participant directly involving or directly relating to the Corporation or, to the knowledge of such Noticing Party (or the beneficial owner(s) on whose behalf such Noticing Party is submitting a notice to the Corporation), any current or former officer, director or Affiliate of the Corporation;

(vi) identification of the names and addresses of other stockholders (including beneficial owners) known by such Noticing Party (or the beneficial owner(s) on whose behalf such Noticing Party is submitting a notice to the Corporation) to provide financial support of the nomination(s) or other business proposal(s) submitted by such Noticing Party and, to the extent known, the class and number of shares of the Corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s); and

(vii) a representation from such Noticing Party as to whether such Noticing Party or any Stockholder Associated Person intends or is part of a group (as such term is used in Rule 13d-5 under the Exchange Act) that intends to (A) solicit proxies in support of the election of any Proposed Nominee in accordance with Rule 14a-19 under the Exchange Act or (B) engage in a solicitation (within the meaning of Exchange Act Rule 14a-1(l)) with respect to the nomination of any Proposed Nominee or proposed business to be considered at the meeting, as applicable, and if so, the name of each participant (as defined in Instruction 3 to Item 4 of Schedule 14A under the Exchange Act) in such solicitation.

(d) Additional Information. In addition to the information required pursuant to the foregoing provisions of this Section 1.16, the Corporation may require any Noticing Party to furnish such other information that would reasonably be expected to be material to a reasonable stockholder’s understanding of (i) any item of business proposed by such Noticing Party under this Section 1.16, (ii) the solicitation of proxies from the Corporation’s stockholders by the Noticing Party (or any Stockholder Associated Person) or (iii) the eligibility, suitability or qualifications of a Proposed Nominee to serve as a director of the Corporation or the independence, or lack thereof, of such Proposed Nominee, under the listing standards of each securities exchange upon which the Corporation’s securities are listed, any applicable rules of the Securities and Exchange Commission, any publicly disclosed standards used by the Board in selecting nominees for election as a director and for determining and disclosing the independence of the Corporation’s directors, including those applicable to a director’s service on any of the committees of the Board, or the requirements of any other laws or regulations applicable to the Corporation. If requested by the Corporation, any supplemental information required under this paragraph shall be provided by a Noticing Party within ten days after it has been requested by the Corporation.

(e) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting (or any supplement thereto). Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (or any supplement thereto) (i) by or at the direction of the Board (or any duly authorized committee thereof) or (ii) provided that one or more directors are to be elected at such meeting pursuant to the Corporation’s notice of meeting, by any stockholder of the Corporation who (A) is a stockholder of record on the date of the giving of the notice provided for in this Section 1.16(e) through the date of such special meeting, (B) is entitled to vote at such special meeting and upon such election and (C) complies with the notice procedures set forth in this Section 1.16(e). In addition to any other applicable requirements, for director nominations to be properly brought before a special meeting by a stockholder pursuant to the foregoing clause (ii), such stockholder must have given timely notice thereof in proper written form to the Secretary. To be timely, such notice must be received by the Secretary at the principal executive offices of the Corporation not earlier than the Close of Business on the 120th day prior to such special meeting and not later than the Close of Business on the later of (x) the 90th day prior to such special meeting and (y) the tenth day following the day on which Public Disclosure of the date of the meeting is first made by the Corporation. In no event shall an adjournment, recess, postponement, judicial stay or rescheduling of a special meeting (or the Public Disclosure thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. To be in proper written form, such notice shall include all information required pursuant to Section 1.16(c) above, and such stockholder and any Proposed Nominee shall comply with Section 1.16(d) above, as if such notice were being submitted in connection with an annual meeting of stockholders.

(f) General.

(i) No person shall be eligible for election as a director of the Corporation unless the person is nominated by a stockholder in accordance with the procedures set forth in this Section 1.16 or the person is nominated by the Board, and no business shall be conducted at a meeting of stockholders of the Corporation except pursuant to Rule 14a-8 of the Exchange Act and business brought by a stockholder in accordance with the procedures set forth in this Section 1.16 or by the Board. The number of Proposed Nominees a stockholder may include in a notice under this Section 1.16 may not exceed the number of directors to be elected at such meeting (based on public disclosure by the Corporation prior to the date of such notice), and for the avoidance of doubt, no stockholder shall be entitled to identify any additional or substitute persons as Proposed Nominees following the expiration of the time periods set forth in Section 1.16(b) or Section 1.16(e), as applicable. Except as otherwise provided by law, the Board or the chairperson of a meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made or proposed in accordance with the procedures set forth in these Bylaws, and, if the Board or the chairperson of the meeting determines that any proposed nomination or business was not properly brought before the meeting, the chairperson (or the Board) shall declare to the meeting that such nomination shall be disregarded or such business shall not be transacted, and no vote shall be taken with respect to such nomination or proposed business, in each case, notwithstanding that proxies with respect to such vote may have been received by the Corporation. Notwithstanding the foregoing provisions of this Section 1.16, unless otherwise required by law, if the Noticing Party (or a Qualified Representative of the Noticing Party) proposing a nominee for director or business to be conducted at a meeting does not appear at the meeting of stockholders of the Corporation to present such nomination or propose such business, such proposed nomination shall be disregarded or such proposed business shall not be transacted, as applicable, and no vote shall be taken with respect to such nomination or proposed business, notwithstanding that proxies with respect to such vote may have been received by the Corporation.

(ii) A Noticing Party shall update such Noticing Party’s notice provided under the foregoing provisions of this Section 1.16, if necessary, such that the information provided or required to be provided in such notice shall be true and correct in all material respects as of (A) the record date for determining the stockholders entitled to receive notice of the meeting and (B) the date that is ten business days prior to the meeting (or any postponement, rescheduling or adjournment thereof), and such update shall (I) be received by the Secretary at the principal executive offices of the Corporation (x) not later than the Close of Business five business days after the record date for determining the stockholders entitled to receive notice of such meeting (in the case of an update required to be made under clause (A)) and (y) not later than the Close of Business seven business days prior to the date of the meeting or, if practicable, any postponement, rescheduling or adjournment thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been postponed, rescheduled or adjourned) (in the case of an update required to be made pursuant to clause (B)), (II) be made only to the extent that information has changed since such Noticing Party’s prior submission and (III) clearly identify the information that has changed in any material respect since such Noticing Party’s prior submission. For the avoidance of doubt, any information provided pursuant to this Section 1.16(f)(ii) shall not be deemed to cure any deficiencies or inaccuracies in a notice previously delivered pursuant to this Section 1.16 and shall not extend the time period for the delivery of notice pursuant to this Section 1.16. If a Noticing Party fails to provide any update in accordance with the foregoing provisions of this Section 1.16(f)(ii), the information as to which such written update relates may be deemed not to have been provided in accordance with this Section 1.16.

(iii) If any information submitted pursuant to this Section 1.16 by any Noticing Party nominating individuals for election or reelection as a director or proposing business for consideration at a stockholder meeting shall be inaccurate in any material respect (as determined by the Board or a committee thereof), such information may be deemed not to have been provided in accordance with this Section 1.16. Any such Noticing Party shall notify the Secretary in writing at the principal executive offices of the Corporation of any material inaccuracy or change in any information submitted pursuant to this Section 1.16 (including if any Noticing Party or any Stockholder Associated Person no longer intends to solicit proxies in accordance with the representation made pursuant to Section 1.16(c)(vii)(A)) within two business days after becoming aware of such material inaccuracy or change, and any such notification shall clearly identify the inaccuracy or change, it being understood that no such notification may cure any deficiencies or inaccuracies with respect to any prior submission by such Noticing Party. Upon written request of the Secretary on behalf of the Board (or a duly authorized committee thereof), any such Noticing Party shall provide, within seven business days after delivery of such request (or such other period as may reasonably be specified in such request), (A) written verification, reasonably satisfactory to the Board, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by such Noticing Party pursuant to this Section 1.16 and (B) a written affirmation of any information submitted by such Noticing Party pursuant to this Section 1.16 as of an earlier date. If a Noticing Party fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 1.16.

(iv) Notwithstanding anything herein to the contrary, if (A) any Noticing Party or any Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any Proposed Nominee and (B) (1) such Noticing Party or Stockholder Associated Person subsequently either (x) notifies the Corporation that such Noticing Party or Stockholder Associated Person no longer intends to solicit proxies in support of the election or reelection of such Proposed Nominee in accordance with Rule 14a-19(b) under the Exchange Act or (y) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such Noticing Party or Stockholder Associated Person has met the requirements of Rule 14a-19(a)(3) under the Exchange Act in accordance with the following sentence) and (2) no other Noticing Party or Stockholder Associated Person that has provided notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to such Proposed Nominee (x) to the Corporation’s knowledge based on information provided pursuant to Rule 14a-19 under the Exchange Act or these Bylaws, still intends to solicit proxies in support of the election or reelection of such Proposed Nominee in accordance with Rule 14a-19(b) under the Exchange Act and (y) has complied with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act and the requirements set forth in the following sentence, then the nomination of such Proposed Nominee shall be disregarded, no vote on the election of such Proposed Nominee shall occur, and the Corporation shall disregard any proxies or votes solicited for such Proposed Nominee regardless of the person or entity who solicited such proxies (notwithstanding that proxies may have been received by the Corporation). Upon request by the Corporation, if any Noticing Party or any Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such Noticing Party shall deliver to the Secretary, no later than five business days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.

(v) In addition to complying with the foregoing provisions of this Section 1.16, a stockholder shall also comply with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 1.16. Nothing in this Section 1.16 shall be deemed to affect any rights of (A) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, (B) stockholders to request inclusion of nominees in the Corporation’s proxy statement pursuant to the Proxy Rules or (C) the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

(vi) Any written notice, supplement, update or other information required to be delivered by a stockholder to the Corporation pursuant to this Section 1.16 must be given by personal delivery, by overnight courier or by registered or certified mail, postage prepaid, to the Secretary at the Corporation’s principal executive offices and shall be deemed not to have been delivered unless so given.

(vii) For purposes of these Bylaws:

(A) “Affiliate” and “Associate” each shall have the respective meanings set forth in Rule 12b-2 under the Exchange Act;

(B) “beneficial owner” or “beneficially owns” shall have the meaning set forth for such terms in Section 13(d) of the Exchange Act and Rules 13d(3) and 13d(5) promulgated thereunder;

(C) “Close of Business” shall mean 5:00 p.m. Eastern Time on any calendar day, whether or not the day is a business day;

(D) “Proxy Rules” shall mean Section 14 of the Exchange Act and the rules promulgated thereunder;

(E) “Public Disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act;

(F) a “Qualified Representative” of a Noticing Party means (I) a duly authorized officer, manager or partner of such Noticing Party or (II) a person authorized by a writing executed by such Noticing Party (or a reliable reproduction or electronic transmission of the writing) delivered by such Noticing Party to the Corporation prior to the making of any nomination or proposal at a stockholder meeting stating that such person is authorized to act for such Noticing Party as proxy at the meeting of stockholders, which writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, must be produced at the meeting of stockholders; and

(G) “Stockholder Associated Person” shall mean, with respect to a Noticing Party and if different from such Noticing Party, any beneficial owner of shares of stock of the Corporation on whose behalf such Noticing Party is providing notice of any nomination or other business proposed: (I) any person or entity who is a member of a group (as such term is used in Rule 13d-5 under the Exchange Act) with such Noticing Party or such beneficial owner(s) with respect to acquiring, holding, voting or disposing of any securities of the Corporation, (II) any Affiliate or Associate of such Noticing Party (other than any Noticing Party that is an Exempt Party) or such beneficial owner(s), (III) any participant (as defined in Instruction 3 to Item 4 of Schedule 14A) with such Noticing Party or such beneficial owner(s) with respect to any proposed business or nomination, as applicable, under these Bylaws, (IV) any beneficial owner of shares of stock of the Corporation owned of record by such Noticing Party (other than a Noticing Party that is an Exempt Party) and (V) any Proposed Nominee.

ARTICLE II.
DIRECTORS

Section 2.1. Number; Eligibility. Within the limits set forth in the Certificate of Incorporation, and subject to the rights of the holders of any series of preferred stock with respect to the election of directors, if any, the number of directors that shall constitute the entire Board shall be fixed, from time to time, exclusively by the Board. No person shall be eligible for election or appointment as a director unless such person has, within ten days following any reasonable request therefor from the Board or any committee thereof, made himself or herself available to be interviewed by the Board (or any committee or other subset thereof) with respect to such person’s qualifications to serve as a director or any other matter reasonably related to such person’s candidacy or service as a director of the Corporation.

Section 2.2. Duties and Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation or these Bylaws required to be exercised or done by the stockholders.

Section 2.3. Meetings. The Board may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board may be held at such time and at such place as may from time to time be determined by the Board. Special meetings of the Board may be called by the Chairperson of the Board (if there be one), the Chief Executive Officer or the Board and shall be held at such place, on such date and at such time as he, she or it shall specify.

Section 2.4. Notice. Notice of any meeting of the Board stating the place, date and time of the meeting shall be given to each director by mail posted not less than five days before the date of the meeting, by nationally recognized overnight courier deposited not less than two days before the date of the meeting or by email or other means of electronic transmission delivered or sent not less than 24 hours before the date and time of the meeting, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate under the circumstances. If mailed or sent by overnight courier, such notice shall be deemed to be given at the time when it is deposited in the United States mail with first class postage prepaid or deposited with the overnight courier. Notice by electronic transmission shall be deemed given when the notice is transmitted. Any director may waive notice of any meeting before or after the meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where the director attends the meeting for the express purpose of objecting, and does so object, at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in any notice of such meeting unless so required by law. A meeting may be held at any time without notice if all of the directors are present or if those not present waive notice of the meeting in accordance with Section 5.6 of these Bylaws.

Section 2.5. Chairperson of the Board. The Chairperson of the Board shall be chosen from among the directors and may be the Chief Executive Officer. Except as otherwise provided by law, the Certificate of Incorporation or Section 2.6 of these Bylaws, the Chairperson of the Board shall preside at all meetings of stockholders and of the Board. The Chairperson of the Board shall have such other powers and duties as may from time to time be assigned by the Board.

Section 2.6. Organization. At each meeting of the Board, the Chairperson of the Board, or, in the Chairperson’s absence, a director chosen by a majority of the directors present, shall act as chairperson. The Secretary shall act as secretary at each meeting of the Board. In case the Secretary shall be absent from any meeting of the Board, an assistant secretary shall perform the duties of secretary at such meeting, and in the absence from any such meeting of the Secretary and all assistant secretaries, the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 2.7. Vacancies and Newly Created Directorships. Unless otherwise provided by law or the Certificate of Incorporation, and subject to the rights of holders of any series of preferred stock with respect to the election of directors, vacancies occurring on the Board for any reason and newly created directorships resulting from an increase in the number of directors may be filled only by vote of a majority of the remaining members of the Board, although less than a quorum, or by a sole remaining director, at any meeting of the Board and not by the stockholders. A person so elected by the Board to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such person shall have been assigned by the Board and until such person’s successor shall be duly elected and qualified or until such director’s earlier death, resignation or removal.

Section 2.8. Resignations and Removals of Directors. Any director of the Corporation may resign at any time, by giving notice in writing or by electronic transmission to the Chairperson of the Board, the Chief Executive Officer or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the occurrence of some other event, and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. Subject to the rights of holders of any series of preferred stock with respect to the election of directors, for so long as the Certificate of Incorporation provides for a classified Board, a director may be removed from office by the stockholders of the Corporation only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 2.9. Quorum. At all meetings of the Board, a majority of directors constituting the Board shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.

Section 2.10. Actions of the Board by Written Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all the members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or electronic transmission is filed with the minutes of proceedings of the Board or committee.

Section 2.11. Telephonic Meetings. Members of the Board, or any committee thereof, may participate in a meeting of the Board or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear and speak with each other, and participation in a meeting pursuant to this Section 2.11 shall constitute presence in person at such meeting.

Section 2.12. Committees. The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation and, to the extent permitted by law, to have and exercise such authority as may be provided for in the resolutions creating such committee, as such resolutions may be amended from time to time. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any absent or disqualified member. Each committee shall keep regular minutes and report to the Board when required. A majority of the members of any committee present at any committee meeting at which there is a quorum present may determine such committee’s action and fix the time and place of its meetings, unless the Board shall otherwise provide. Except as may be provided in any resolutions establishing or designating a committee of the Board, the Board shall have the power at any time to fill vacancies in, to change the membership of or to dissolve any committee of the Board.

Section 2.13. Compensation. The Board shall have the authority to fix the compensation of directors. The directors shall be paid their reasonable expenses, if any, of attendance at each meeting of the Board or any committee thereof and may be paid a fixed sum for attendance at each such meeting and an annual retainer or salary for service as director or committee member, payable in cash or securities. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Directors who are full-time employees of the Corporation shall not receive any compensation for their service as director.

Section 2.14. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of the Corporation’s directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof that authorizes the contract or transaction, or solely because any such director’s or officer’s vote is counted for such purpose if: (a) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (b) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board, a committee thereof or the stockholders. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee that authorizes the contract or transaction.

ARTICLE III.
OFFICERS

Section 3.1. General. The officers of the Corporation may be chosen by the Board and may be a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary and a Treasurer. The Board, in its discretion, may also choose, or may delegate to the Chief Executive Officer the authority to appoint, one or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Secretaries, Assistant Treasurers and such other officers as the Board from time to time may deem appropriate. Any two or more offices may be held by the same person, but no officer may act in more than one capacity where action of two or more officers is required and no Vice President may at the same time hold the office of President. The officers of the Corporation need not be stockholders of the Corporation.

Section 3.2. Election; Term. The Board may elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board, and each officer of the Corporation shall hold office until such officer’s successor is elected and qualified, or until such officer’s earlier death, resignation or removal. Any officer may be removed at any time by the Board, and any officer appointed by the Chief Executive Officer may be removed at any time by the Chief Executive Officer. Any officer may resign upon notice given in writing or electronic transmission to the Chief Executive Officer or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the occurrence of some other event. Any vacancy occurring in any office of the Corporation shall be filled in the manner prescribed in this ARTICLE III for the regular election to such office.

Section 3.3. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer, the Secretary or any other officer authorized to do so by the Board, and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board may, by resolution, from time to time confer like powers upon any other person or persons.

Section 3.4. Chief Executive Officer. The Chief Executive Officer shall, subject to the control of the Board, have general supervision over the business of the Corporation and shall direct the affairs and policies of the Corporation. The Chief Executive Officer may also serve as the Chairperson of the Board or as President, if so elected by the Board. The Chief Executive Officer shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such officer by these Bylaws or by the Board.

Section 3.5. President. The President shall act in a general executive capacity and shall assist the Chief Executive Officer in the administration and operation of the Corporation’s business and general supervision of its policies and affairs. The President shall, in the absence of or because of the inability to act of the Chief Executive Officer, perform all duties of the Chief Executive Officer. The President shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such officer by these Bylaws, the Board or the Chief Executive Officer.

Section 3.6. Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer of the Corporation. The Chief Financial Officer shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such officer by these Bylaws, the Board or the Chief Executive Officer.

Section 3.7. Executive Vice Presidents, Senior Vice Presidents and Vice Presidents. The Executive Vice Presidents (if any), Senior Vice Presidents (if any) and such other Vice Presidents as shall have been chosen by the Board or appointed by the Chief Executive Officer in accordance with Section 3.1 above may have such powers and shall perform such duties as shall be assigned to them by the Board or the Chief Executive Officer.

Section 3.8. Secretary. The Secretary shall give the requisite notice of meetings of stockholders and directors and shall record the proceedings of such meetings, shall have custody of the seal of the Corporation and shall affix it or cause it to be affixed to such instruments as require the seal and attest it and, besides the Secretary’s powers and duties prescribed by law, shall have such other powers and perform such other duties as shall be provided in these Bylaws or shall at any time be assigned to such officer by the Board or the Chief Executive Officer.

Section 3.9. Treasurer. The Treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds. The Treasurer shall cause the funds of the Corporation to be deposited in such banks as may be authorized by the Board or in such banks as may be designated as depositaries in the manner provided by resolution of the Board. The Treasurer shall have such other powers and perform such other duties as shall be provided in these Bylaws or shall at any time be assigned to such officer by the Board or the Chief Executive Officer.

Section 3.10. Assistant Secretaries. Assistant Secretaries, if there be any, shall assist the Secretary in the discharge of the Secretary’s duties, shall have such powers and perform such other duties as shall at any time be assigned to them by the Board and, in the absence or disability of the Secretary, shall perform the duties of the Secretary’s office, subject to the control of the Board or the Chief Executive Officer.

Section 3.11. Assistant Treasurers. Assistant Treasurers, if there be any, shall assist the Treasurer in the discharge of the Treasurer’s duties, shall have such powers and perform such other duties as shall at any time be assigned to them by the Board and, in the absence or disability of the Treasurer, shall perform the duties of the Treasurer’s office, subject to the control of the Board or the Chief Executive Officer.

Section 3.12. Other Officers. Such other officers as the Board may appoint shall perform such duties and have such powers as from time to time may be assigned to them by the Board. The Board may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

ARTICLE IV.
STOCK

Section 4.1. Certificates. Shares of capital stock of the Corporation shall be represented solely in book-entry form as uncertificated shares, provided that the Board may provide by resolution at any time that some or all of any classes or series of the Corporation’s capital stock shall be represented by certificates. Every holder of shares of a class or series of capital stock of the Corporation represented by certificates shall be entitled to have a certificate representing the number of such shares owned by such holder in the Corporation unless and until the Board provides by any subsequent resolution that the shares of such class or series shall be represented solely in book-entry form as uncertificated shares; provided, any such resolution shall not apply to shares represented by such certificate until such certificate is surrendered. Certificates shall be in such form as may be determined by the Board, shall be numbered and shall be entered on the books of the Corporation as they are issued. Certificates shall indicate the holder’s name and the number of shares evidenced thereby and shall be signed by or in the name of the Corporation by the Chairperson of the Board, the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. Any and all of the signatures on the certificate may be provided by a facsimile. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were still such officer at the date of issue.

Section 4.2. Record Date. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be the Close of Business on the day on which the Board adopts the resolution relating thereto.

Section 4.3. Record Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

Section 4.4. Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board.

ARTICLE V.
MISCELLANEOUS

Section 5.1. Contracts. The Board may authorize any officer or officers or any agent or agents to enter into any contract or execute and deliver any instrument or other document in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 5.2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.

Section 5.3. Fiscal Year. The fiscal year of the Corporation shall end on the 31st day of December in each year or on such other day as may be fixed from time to time by resolution of the Board.

Section 5.4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

Section 5.5. Offices. The Corporation shall maintain a registered office inside the State of Delaware and may also have other offices outside or inside the State of Delaware. The books and records of the Corporation may be kept (subject to any applicable law) outside the State of Delaware at the principal executive offices of the Corporation or at such other place or places as may be designated from time to time by the Board.

Section 5.6. Waiver of Notice. Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of the DGCL or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or any regular or special meeting of the Board or committee thereof need be specified in any waiver of notice of such meeting unless so required by law.

Section 5.7. Severability. To the extent any provision of these Bylaws would be, in the absence of this Section 5.7, invalid, illegal or unenforceable for any reason whatsoever, such provision shall be severable from the other provisions of these Bylaws, and all provisions of these Bylaws shall be construed so as to give effect to the intent manifested by these Bylaws, including, to the maximum extent possible, the provision that would be otherwise invalid, illegal or unenforceable.

ARTICLE VI.
AMENDMENTS

Subject to Section 7.5 below, these Bylaws may be adopted, amended, altered or repealed by the Board. The affirmative vote of at least a majority of the Board then in office shall be required in order for the Board to adopt, amend, alter or repeal the Corporation’s Bylaws. The Bylaws may also be adopted, amended, altered or repealed by the stockholders of the Corporation in accordance with the Certificate of Incorporation and the DGCL, subject to any limitations prescribed by any series of preferred stock.

ARTICLE VII.
EMERGENCY BYLAWS

Section 7.1. Emergency Bylaws. This ARTICLE VII shall be operative during any emergency, disaster or catastrophe, as referred to in Section 110 of the DGCL or other similar emergency condition (including a pandemic), as a result of which a quorum of the Board or a committee thereof cannot readily be convened for action (each, an “Emergency”), notwithstanding any different or conflicting provision in the preceding Sections of these Bylaws or in the Certificate of Incorporation. To the extent not inconsistent with the provisions of this ARTICLE VII, the preceding Sections of these Bylaws and the provisions of the Certificate of Incorporation shall remain in effect during such Emergency, and upon termination of such Emergency, the provisions of this ARTICLE VII shall cease to be operative unless and until another Emergency shall occur.

Section 7.2. Meetings; Notice. During any Emergency, a meeting of the Board or any committee thereof may be called by any member of the Board or such committee or the Chairperson of the Board, the Chief Executive Officer, the President or the Secretary of the Corporation. Notice of the place, date and time of the meeting shall be given by any available means of communication by the person calling the meeting to such of the directors or committee members and Designated Officers (as defined below) as, in the judgment of the person calling the meeting, it may be feasible to reach. Such notice shall be given at such time in advance of the meeting as, in the judgment of the person calling the meeting, circumstances permit.

Section 7.3. Quorum. At any meeting of the Board called in accordance with Section 7.2 above, the presence or participation of three directors shall constitute a quorum for the transaction of business, and at any meeting of any committee of the Board called in accordance with Section 7.2 above, the presence or participation of one committee member shall constitute a quorum for the transaction of business. In the event that the requisite number of directors is not able to attend a meeting of the Board or any committee thereof, then the Designated Officers in attendance shall serve as directors, or committee members, as the case may be, for the meeting, without any additional quorum requirement and will have full powers to act as directors, or committee members, as the case may be, of the Corporation.

Section 7.4. Liability. No officer, director or employee of the Corporation acting in accordance with the provisions of this ARTICLE VII shall be liable except for willful misconduct.

Section 7.5. Amendments. At any meeting called in accordance with Section 7.2 above, the Board, or any committee thereof, as the case may be, may modify, amend or add to the provisions of this ARTICLE VII as it deems it to be in the best interests of the Corporation and as is practical or necessary for the circumstances of the Emergency.

Section 7.6. Repeal or Change. The provisions of this ARTICLE VII shall be subject to repeal or change by further action of the Board or by action of the stockholders pursuant to ARTICLE VI of these Bylaws, but no such repeal or change shall modify the provisions of Section 7.4 above with regard to action taken prior to the time of such repeal or change.

Section 7.7. Definitions. For purposes of this ARTICLE VII, the term “Designated Officer” means an officer identified on a numbered list of officers of the Corporation who shall be deemed to be, in the order in which they appear on the list up until a quorum is obtained, directors of the Corporation, or members of a committee of the Board, as the case may be, for purposes of obtaining a quorum during an Emergency, if a quorum of directors or committee members, as the case may be, cannot otherwise be obtained during such Emergency, which officers have been designated by the Board from time to time but in any event prior to such time or times as an Emergency may have occurred.

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Adopted as of: March 4, 2026

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